UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 15, 2011

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2011, Nordson Corporation ("Nordson") entered into a Stock Purchase Agreement (the "Purchase Agreement") with VP Acquisition Holdings, Inc., a Delaware corporation ("Value Plastics"), the securityholders of Value Plastics, Inc. (the "Sellers") and American Capital, Ltd., in its capacity as the securityholder representative (the "Securityholder Representative"), pursuant to which Nordson agreed to acquire all of the capital stock of Value Plastics (the "Acquisition"). Value Plastics is a designer and manufacturer of highly engineered, disposable, fluid connection components used in mission-critical flow control applications for the health-care and medical device markets. The Acquisition is expected to be consummated in the third calendar quarter of 2011.

Under the Purchase Agreement, Nordson will acquire Value Plastics on a cash free and debt free basis for an aggregate purchase price of $250,000,000, subject to certain adjustments (including a customary working capital adjustment) (the "Purchase Price"). Nordson expects to draw down a portion of its $400,000,000 unsecured credit facility to pay the Purchase Price.

The Purchase Agreement contains customary representations, warranties and covenants made by Nordson, Value Plastics and the Sellers. Subject to certain exceptions, the representations and warranties of Value Plastics and the Sellers survive until April 30, 2012. Specified fundamental representations and warranties, such as organization and title to assets, survive indefinitely. Representations and warranties relating to taxes and employee benefits survive until the date that is 90 days after the expiration of the statute of limitations. Indemnification claims are generally capped at $12,500,000, except for indemnification claims relating to the breach of certain fundamental representations and warranties, the breach of certain representations and warranties relating to taxes and employee benefits and fraud and the intentional and knowing breach of certain limited covenants, which are capped at the Purchase Price. Indemnification claims are also subject to a $50,000 individual and $2,500,000 aggregate threshold.

This Agreement may be terminated at any time prior to the Closing by the mutual written consent of Nordson and the Securityholder Representative, by Nordson or the Securityholder Representative upon a material breach of the Purchase Agreement (subject to certain customary limitations) and by Nordson or the Securityholder Representative if the transactions contemplated by the Purchase Agreement have not been consummated on or before September 13, 2011 (subject to certain customary limitations). The closing of the Acquisition is subject to certain customary closing conditions and the expiration of any applicable waiting periods under competition laws, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

This Current Report on Form 8-K and the exhibits furnished herewith contain forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Nordson’s planned acquisition of Value Plastics. These forward-looking statements include statements regarding expectations as to the completion of the Acquisition and the other transactions contemplated by the Purchase Agreement. The forward-looking statements contained herein involve risks, uncertainties and assumptions that could cause actual results to differ materially from those referred to in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Factors that could cause actual results to materially differ include that Nordson’s planned acquisition of Value Plastics is subject to conditions which may not be satisfied, in which event the Acquisition may not close. More information about Nordson and risks related to Nordson’s business are detailed in Nordson’s most recently filed Quarterly Report on Form 10-Q and other reports filed with the Securities and Exchange Commission under the headings "Risk Factors" and "Safe Harbor Statements Under The Private Securities Litigation Reform Act of 1995." Nordson undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release of Nordson Corporation dated July 20, 2011.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

July 20, 2011	By:	Robert E. Veillette

Name: Robert E. Veillette
Title: Vice President, General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release of Nordson Corporation dated July 20, 2011